EX 10.03
                             FLUOR DANIEL GTI, INC.
                      AMENDED AND RESTATED 1987 STOCK PLAN


1. PURPOSE. This Amended and Restated 1987 Stock Plan (the "Plan") is intended to provide incentives (a) to the employees of Fluor Daniel GTI, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISO" or "ISOs") under
Section 422(b) of the Internal Revenue Code of 1986 (the "Code"); (b) to employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not quality as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock of the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively as those terms are defined in Section 424 of the Code.

2.       ADMINISTRATION OF THE PLAN.

         A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") by a committee appointed by the Board of no less than two members (the "Committee"); provided, that, to the extent required by Rule 16b-3 or any successor provision ("Rule 16b-3") of the Securities Exchange Act of 1934, with respect to specific grants of Stock Rights, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any;, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the



Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option, Award or authorization for Purchase granted under it.

         B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

         C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. No Stock Right shall be granted to any person who is, at the time of the proposed grant, a member of the Board, unless such member of the Board is also an employee of the Company and such grant is awarded consistent with the provisions of the first sentence of paragraph 2(A) above, if applicable. All grants of Stock Rights to members of the Board in all other respects shall be made in accordance with the provisions of this Plan applicable to other eligible persons. Subject to the first sentence of paragraph 2(A), members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

3. ELIGIBLE EMPLOYEE AND OTHERS. ISOs may be granted to any employee of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee or consultant of the Company or any Related Corporation. Directors who are not employees of the Company or any Related Corporation shall not be eligible to receive ISOs, Non-Qualified Options, Awards or authorizations authorizations to make Purchases. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.


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4.       STOCK.  The stock  subject to Options,  Awards and  Purchases  shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,917,089 (as adjusted on May 20, 1996 pursuant to the Investment Agreement (as defined in Section 13.A(2) below)), subject to adjustment as provided in paragraph 13. Any such shares may be issued pursuant to ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Options shall again be available for grants of Stock Rights under the Plan.

5. GRANTING OF OPTIONS, AWARDS AND AUTHORIZATIONS TO MAKE PURCHASES. Stock Rights may be granted under the Plan at any time after January 30, 1987 and prior to January 30, 1997. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Rights; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

6.       MINIMUM OPTION PRICE; ISO LIMITATIONS.

         A. PRICE FOR NON-QUALIFIED OPTIONS. The price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) 50 percent of the fair market value per share of Common Stock on the date of such grant.

         B. PRICE FOR ISOS. The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value of Common Stock on the date of grant.

         C. $100,000 ANNUAL LIMITATION ON ISO'S. In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

         D. DETERMINATION OF FAIR MARKET VALUE. If, at any time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be

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determined as of the last business day for which the prices or quotes  discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List; or (iv) if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

         A. VESTING. The option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

         B. FULL  VESTING  OF  INSTALLMENTS.   Once  and  installment   becomes
exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

         C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

         D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(c).

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9.       TERMINATION OF EMPLOYMENT.  If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate on the date he ceases to be employed, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installment thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90
days  or,  if  longer,   any  period  during  which  such  optionee's  right  to
reemployment is guaranteed by statute. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

10.      DEATH; DISABILITY; DISSOLUTION.

         A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the optionee's death.

         B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

         C. DISSOLUTION. If the grantee of a Stock Right is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such grantee is not the surviving entity, any Stock Right granted to such entity under this Plan shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which the Stock Right was properly exercised before such dissolution or other event.

11. ASSIGNABILITY. No Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by him.

12. TERMS AND CONDITIONS OF OPTIONS. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13. ADJUSTMENTS. Upon the happening of any of the following described events, an optionee's rights with respect to Options granted to him hereunder, and the recipient's rights with respect to Common Stock acquired pursuant to a Purchase or Award hereunder, shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the recipient and the Company relating to such Stock Right.

         A. COMBINATIONS, MERGERS, CONSOLIDATIONS, REORGANIZATIONS OR RECAPITALIZATIONS. (1) In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, each grantee of a Stock Right shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange.

                  (2) Notwithstanding the provisions of paragraph 13(A)(1) above, in the event of a recapitalization (the "Recapitalization") pursuant to the terms of that certain Investment Agreement by and among Fluor Daniel, Inc., Fluor Daniel Environmental Services, Inc., the Company and GTI Acquisition Corporation dated as of December 11, 1995 (the "Investment Agreement"), each holder of any Option outstanding hereunder on the date of the closing (the "Closing Date') of the transactions under the Investment Agreement (an "Existing Option") shall be entitled to receive a substitute option (an "Adjusted Option"). The Adjusted Option shall be for the purchase of a number of shares of common stock, par value $.001, of the Company (the "New Common Stock") authorized in connection with the Recapitalization equal to the number of shares of Common Stock, $.01 par value (the "Common Stock") purchasable under the Existing Option multiplied by the Adjustment Fraction (defined below), rounded up to the nearest whole share. The per share exercise price of the Adjusted Option shall be equal to the per share exercise price of the Existing Option divided by the Adjustment Fraction. For purposes hereof, the term "Adjustment Fraction" means a fraction, the numerator of which equals the Current Market Price of a share of Common Stock and the denominator of which equals the Current Market Price of a share of New Common Stock. The "Current Market Price" of a share of Common Stock or of New Common Stock means the average per share closing price for the five trading days immediately preceding the Closing Date, in the case of the Common Stock, and the five days immediately following the Closing Date, in the case of New Common Stock, as reported on the Nasdaq National Market System. Notwithstanding anything to the contrary herein, this paragraph 13(A)(2) shall constitute the exclusive provision respecting the treatment of any Existing Option in connection with the transactions contemplated under the Investment Agreement (subject to paragraph 15 hereof).

         B. STOCK DIVIDENDS. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which at the time shall be subject to a Stock Right hereunder, each grantee upon exercising a Stock Right shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Stock Right and, in addition thereof (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Stock Right at all times between the date of grant of such Stock Right and the date of its exercise.

         C. RESTRICTIONS ON NEW SECURITIES. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives new or additional of different shares or securities ("New Securities") in connection with a corporate transaction described in subparagraph A above or a stock dividend described in subparagraph B above as a result of owning such restricted Common Stock, such New Securities shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such New Securities were issued.

         D. MODIFICATIONS OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A or B with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

         E. CASH DIVIDENDS. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

         F. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan. Any fractional shares which, but for this subparagraph F, would have been issued to a grantee pursuant to a Stock Right shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the grantee shall receive from the Company cash in lieu of such fractional shares.

         G. ADJUSTMENTS. Upon the happening of any of the foregoing events described in subparagraphs A(1) or B above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. Upon the happening of the events described in subparagraph A(2) above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall be adjusted as follows: (i) the class of shares set forth in paragraph 4 hereof shall be deemed to be the class of New Common Stock and (ii) the number of shares set forth in paragraph 4 hereof shall be adjusted upward or downward by the number of shares equal to the net change between all of the Existing Options and all of the Adjusted Options. The Board shall determine, subject to paragraph 2, the specific adjustments to be made under this Article 13, and its determination shall be conclusive.

14. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price share for either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on January 20, 1987, subject to approval of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Company at the next Meeting of Stockholders. Such approval was obtained at the Special Meeting in Lieu of Annual Meeting of Stockholders on September 28, 1987. The Plan shall expire on January 30, 1997 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts resolutions authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph
13); and (d) the expiration date of the Plan may not be extended. Except as provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

16. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercises of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

18. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option,
(ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted

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Common Stock  acquired by exercising a Stock Right on the  grantee's  payment of such additional withholding taxes.

20. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives ISOs shall agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

21. GOVERNING LAW; CONSTRUCTIONS. The validity and construction of the Plan and the instruments evidencing Options, Awards and Purchases shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


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